UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Bonus Targets.

On September 22, 2010, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of ModusLink Global Solutions, Inc. (the “Corporation”) approved the bonus targets, as a percentage of base salary, for fiscal year 2011 for the executive officers named in the table below:

Name	Bonus Target %
Joseph C. Lawler	125%
Steven G. Crane	70%
Peter L. Gray	60%
William R. McLennan	80%
David J. Riley	50%

Performance-Based Restricted Stock Bonus Plan.

On September 22, 2010, the Committee also established the ModusLink Global Solutions FY2011 Performance-Based Restricted Stock Bonus Plan, for the issuance of performance-based restricted shares of the Corporation’s common stock to each of the Corporation’s executive officers and other senior executives. The award of restricted shares of common stock under this plan is contingent upon the Corporation’s achievement of certain threshold, target and maximum levels of Operating Income for fiscal 2011. No awards will be made under the plan if the threshold level of Operating Income is not achieved. Awards would be made, if at all, on the third business day following the day the Corporation publicly releases its financial results for the fiscal year ending July 31, 2011. Any awards of restricted shares under this bonus plan would vest in two equal installments, on the first and second anniversaries of the grant date provided the recipient remains employed by the Corporation, or a subsidiary of the Corporation, on each such vesting date. The awards which would be made if the performance criteria are met, for each executive officer, subject to a straight line sliding scale between levels, is set forth below:

	Number of Shares
Name	Threshold	Target	Maximum
Joseph C. Lawler	12,500	50,000	100,000
Steven G. Crane	2,500	10,000	20,000
Peter L. Gray	2,500	10,000	20,000
William R. McLennan	4,000	16,000	32,000
David J. Riley	2,500	10,000	20,000

The foregoing description is subject to, and qualified in its entirety by, the Summary of ModusLink Global Solutions FY2011 Performance-Based Restricted Stock Bonus Plan filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Amendment to Executive Severance Agreement.

On September 28, 2010, the Corporation and Joseph C. Lawler, the Corporation’s Chairman, President and Chief Executive Officer, entered into the Second Amendment to Executive Severance Agreement (the “Amendment”), which amended the Executive Severance Agreement dated August 23, 2004, as amended on January 4, 2008 (the “Agreement”). The Amendment (i) extends full vesting to all of Mr. Lawler’s stock options and restricted stock awards in the event of a termination of employment within 12 months following a Change of Control (as defined in the Agreement), as opposed to full vesting for only those stock options and restricted stock awards made pursuant to his employment offer letter dated August 23, 2004; and (ii), provides that the legal release of claims required for payment of severance benefits under the Agreement be delivered with 60 days of the termination date in order to comply with Section 409A of the Internal Revenue Code.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: September 28, 2010	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of ModusLink FY2011 Performance-Based Restricted Stock Bonus Plan
10.2	Second Amendment to Executive Severance Agreement dated September 28, 2010, by and between ModusLink Global Solutions, Inc. and Joseph C. Lawler.